Exhibit 99.B(d)(6)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

(formerly, SEI Financial Management Corporation)

and

Western Asset Management Company

As of March 24, 1997, as amended April 28, 2009

SEI Institutional Managed Trust

Core Fixed Income Fund

U.S. Fixed Income Fund

Agreed and Accepted:

SEI Investments Management Corporation	Western Asset Management Company

By:	By:

/s/ David F. McCann	/s/ Barbara L. Ziegler

Name:	Name:

David F. McCann	Barbara L. Ziegler

Title:	Title:

Vice President	Head of Client Service and Marketing Support

Amended Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

(formerly, SEI Financial Management Corporation)

and

Western Asset Management Company

As of March 24, 1997, as amended December 13, 1999, July 1, 2003, November 4, 2005 and April 28, 2009

Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Core Fixed Income Fund	X.XX	%
U.S. Fixed Income Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Western Asset Management Company

By:	By:

/s/ David F. McCann	/s/ Barbara L. Ziegler

Name:	Name:

David F. McCann	Barbara L. Ziegler

Title:	Title:

Vice President	Head of Client Service and Marketing Support